UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):        January 18, 2005

TGT PIPELINE, LLC

(Exact name of registrant as specified in its charter)

   DELAWARE                   333-108693-01               06-1687421

(State or Other Jurisdiction     (Commission File Number)              (IRS Employer

  of Incorporation)                                                Identification No.)

3800 FREDERICA STREET, OWENSBORO, KENTUCKY                      42301

(Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code                     (270) 926-8686

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 18, 2005, the Registrant and its subsidiary, Gulf South Pipeline Company, LP each entered into an Indentures (as defined below) with The Bank of New York, as Trustee, and the Registrant entered into a Registration Rights Agreement with the Initial Purchasers (as defined below), each of which is described under Item 2.03 below and filed as an exhibit to this report.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On January 18, 2005, the Registrant issued and sold to Citigroup Global Markets Inc. and Lehman Brothers Inc. (the “Initial Purchasers”) $300 million aggregate principal amount of its 5.50% notes due 2017 (the "TGTP Notes"). Concurrently, Gulf South Pipeline Company, LP (“Gulf South”), a wholly-owned subsidiary of the Registrant, issued and sold to the Initial Purchasers $275.0 million aggregate principal amount of its 5.05% notes due 2015 (the "Gulf South Notes" and, together with the TGTP Notes, the “Notes”). The Notes were sold in private placements exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Initial Purchasers indicated that they would resell the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act.

        Gulf South advanced the approximately $274.4 million of net proceeds from the sale of the Gulf South Notes to the Registrant and the Registrant used such proceeds, together with the approximately $297.0 million net proceeds from the sale of the TGTP Notes and other available cash, to repay the $575.0 million interim loan made to the Registrant by affiliates of the Initial Purchasers on December 29, 2004 in connection with the Registrant’s previously reported acquisition of Gulf South.

        The TGTP Notes are governed by an indenture, dated as of January 18, 2005, between the Registrant and The Bank of New York, as Trustee, and the Gulf South Notes are governed by an indenture, dated as of January 18, 2005, between Gulf South and The Bank of New York, as Trustee, (the "Indentures").

        The TGTP Notes bear interest at 5.50% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning August 1, 2005, and mature on February 1, 2017. The TGTP Notes are unsecured and unsubordinated obligations of the Registrant and they rank equal in right of payment to the Registrant’s existing and future unsecured and unsubordinated indebtedness, although the TGTP Notes will be effectively subordinated to all existing and future obligations of the Registrant's subsidiaries, including Gulf South. The Gulf South Notes bear interest at 5.05% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning August 1, 2005, and mature on February 1, 2015. The Gulf South Notes are unsecured and unsubordinated obligations of Gulf South and they rank equal in right of payment to Gulf South’s existing and future unsecured and unsubordinated indebtedness, although the Gulf South Notes will be effectively subordinated to all existing and future obligations of Gulf South's future subsidiaries, if any.

        Each of TGTP and Gulf South has the right to redeem all or a portion of the Notes issued by it for cash at any time or from time to time on at least 30 days but not more than 60 days prior written notice, at the redemption price specified in the applicable Indenture, plus accrued and unpaid interest on the principal amount of the Notes redeemed to the date of redemption. Each Indenture contains covenants that limit, among other things, subject to certain exceptions, the ability of TGTP and Gulf South, as applicable, to (a) consolidate with or merge into another entity or convey or transfer its properties and assets substantially as a whole, (b) create liens and (c) enter into certain sale and lease-back transactions.  The Indentures also provide for acceleration of the maturity of the respective Notes upon the occurrence of certain specified events of default, including the failure to make any interest payment or comply with other covenants under the Indentures after specified cure periods, default in acceleration of certain indebtedness and certain events of bankruptcy or insolvency.

The Registrant has agreed, pursuant to a Registration Rights Agreement, dated January 18, 2005, between the Registrant and the Initial Purchasers, to file a registration statement relating to an offer to exchange the TGTP Notes for debt securities issued by the Registrant which are substantially identical in all material respects to the TGTP Notes and to use its reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 210 days from January 18, 2005. If the registration statement fails to become effective by such date, or if the required exchange offer is not completed within 30 days after the initial effectiveness of the registration statement for the exchange offer or if, after a registration statement has become effective, it ceases under certain circumstances to be effective or available, then the Registrant will be obligated to pay additional interest in the amount of 0.25% per year for the first 90 days and 0.50% per year thereafter until no such failure remains in effect. Gulf South did not enter into a registration rights agreement and does not intend to exchange the Gulf South Notes for notes that are registered under the Securities Act or to otherwise register the resale of the Gulf Notes under the Securities Act.

The descriptions set forth above are qualified in their entirety by reference to the Indentures and the Registration Rights Agreement, which are filed as exhibits to this report. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01    Financial Statements and Exhibits

(c)                    Exhibits:

EXHIBIT NO.            DESCRIPTION

10.1                   Indenture dated January 18, 2005 between TGT Pipeline, LLC and The Bank of New York, as Trustee

10.2                   Indenture dated January 18, 2005 between Gulf South Pipeline Company, LP and The Bank of New York, as Trustee

10.3                   Registration Rights Agreement dated January 18, 2005, between TGT Pipeline, LLC and Citigroup Global Markets Inc., on behalf of itself and the Initial Purchasers

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGT PIPELINE, LLC

(Registrant)

Date:  January 24, 2005

  By: /s/ Jamie L. Buskill

       Jamie L. Buskill

Vice President and

Chief Financial Officer